Exhibit 10.2

August 15th, 2014

Dear Andy Diaz,

On behalf of A1 Group, Inc. (the “Company”), I am pleased to confirm your employment in the position of Chief Operating Officer pursuant to the terms and conditions of this Letter Agreement (this “Agreement”), effective as of August 15th, 2014 and continuing for an initial term of 2 years (the “Initial Term”), and thereafter until this Agreement is terminated by either you or the Company.

You will be based out of Miami, Florida; provided, however, that the Company may from time to time require you to travel temporarily to other locations in connection with the Company’s business. As COO, you will be responsible for all aspects of the business and such other duties and responsibilities that may reasonably be requested of you by the Company's Board of Directors (the “Board”). You will report to, and serve at the pleasure of, the Board.

1.       Full-Time Best Efforts; Non-Compete. You will be required to devote your full professional time and attention to the performance of your obligations under this Agreement, and will at all times faithfully, industriously and to the best of your ability, experience and talent, perform all of the duties and responsibilities of your position. In furtherance of, and not in limitation of the foregoing, during the term of this Agreement, (a) you further agree that the Company will be entitled to all of the benefits and profits arising from or incident to all such work, services and advice provided to the Company (except as otherwise may be provided in the Company’s Proprietary Information and Inventions Assignment Agreement (the “Confidentiality Agreement”), which you have previously delivered to the Company and which shall remain in full force and effect), and (b) you shall not engage or participate in any business that is in competition in any manner whatsoever with the current or anticipated business of the Company.

2.        Compensation; Expenses.

(a)       Base Salary. In this exempt position and commencing on August 15th, 2014, you will earn a starting salary of $3500.00 per month (“Salary”), which is equivalent $42,000.00 on an annualized basis, subject to applicable tax withholding. Your Salary will be payable monthly on the first day of each month. (a.l) Commencing on September 1st 2014.

(b)       Cash Bonus. The Company's Board of Directors will discuss and present to you a COO Bonus Plan whereby you will be eligible for annual cash bonuses based on performance milestones to be determined at the discretion of the Board of Directors, commencing with a potential cash bonus payment payable at the end of 2014 and each year following.

(c)       Expenses. The Company will reimburse you for all reasonable out-of-pocket business expenses incurred on behalf of the Company in the performance of your duties hereunder, in accordance with the Company’s policies in effect, as may be modified from time to time. To obtain reimbursement, expenses shall be submitted promptly with appropriate supporting documentation therefor, in accordance with the Company’s reimbursement policies.

(d) Employee Benefits. At this time, the Company has no employee benefits.

3.       No Conflicting Obligations. You understand and agree that by performing your duties as COO, you represent to the Company that your performance will not breach any other agreement to which you are a party and that you have not, and will not during the term of your employment with the Company, enter into any oral or written agreement in conflict with any of the provisions of this Agreement or the Company's policies. You acknowledge that you have not, and agree that you are not to bring with you to the Company, or use or disclose to any person associated with the Company, any confidential or proprietary information belonging to any former employer or other person or entity with respect to which you owe an obligation of confidentiality under any agreement or otherwise. The Company does not need and will not use such information and we will assist you in any way possible to preserve and protect the confidentiality of proprietary information belonging to third parties. Also, the Company expects you to abide by any obligations to refrain from soliciting any person employed by or otherwise associated with any former employer and suggest that you refrain from having any contact with such persons until such time as any nonsolicitation obligation expires, if any.

4.       General Obligations. As an employee, you will be expected to adhere to the Company’s standards of professionalism, loyalty, integrity, honesty, reliability and respect for all. Please note that the Company is an equal opportunity employer. The Company does not permit, and will not tolerate, the unlawful discrimination or harassment of any employees, consultants, or related third parties on the basis of sex, race, color, religion, age, national origin or ancestry, marital status, veteran status, mental or physical disability or medical condition, sexual orientation, pregnancy, childbirth or related medical condition, or any other status protected by applicable law.

5.       At-Will Employment. Your employment with the Company will be on an “at will” basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, including during the Initial Term, without further obligation or liability. This policy of at-will employment is the entire agreement as to the duration of your employment.

6.       Miscellaneous.

(a)       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

(b)       Governing Law. This Agreement will be governed by the laws of Nevada, without regard to its conflict of laws provisions.

(c)       Entire Agreement. This Agreement and the Confidentiality Agreement, which is incorporated herein by this reference, sets forth the terms of your employment with the Company and constitutes the entire agreement between and among the parties hereto with respect to the subject matter hereof, and supersedes in their entirety all prior negotiations and agreements with respect to such subject matter, whether written or oral.

(d)       Severability. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

(e)       Headings. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement.

(f)       Advice of Counsel; Construction. This Agreement has been drafted by legal counsel to the Company, but you acknowledge your understanding that you have been advised to consult with an attorney prior to executing this Agreement (and by your execution hereof, you acknowledge that you have so consulted with an attorney of your choice or has knowingly and voluntarily waived such consultation), and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

(g)       Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and any of your successors and permitted assigns, and shall be binding upon the successors and assigns of the Company and you, including any of your executors, administrators or other legal representatives.

(h)       Modification. This Agreement may not be modified or amended except by a written agreement signed by the President.

(i)       Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(j)       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same instrument.

[Signature Page Follows]

To indicate your acceptance of the terms and conditions of your employment as Chief Executive Officer with the Company as set forth herein, please sign and date this Agreement in the space provided below and promptly return it to me.

Very truly yours,

Al GROUP,

By: /s/ Bruce Storrs
Name: Bruce Storrs
Title: CEO

ACCEPTED AND AGREED:

/s/ Andy Diaz

Andy Diaz